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                                                                    Exhibit 99.3

CYPRESS FINANCIAL SERVICES, INC. CLOSES A $7,500,000 PRIVATE PLACEMENT AND ANNNOUNCES AGREEMENTS TO ACQUIRE A GROUP OF HEALTHCARE REVENUE MANAGEMENT COMPANIES

Cypress, California - May 31, 2000 - Cypress Financial Services, Inc. (OTC BB:CYFS) (the "Company") announced today the sale of 15,000,000 shares of its common stock to FBR Financial Fund II, L.P. ("Fund II") representing 64% of the outstanding common stock of the Company on a fully diluted basis, for $7,500,000. In connection with the transaction, the Company also announces the resignations of four of the five members of the Board of Directors. The new board will consist of two representatives from Fund II, one representative from Pacific Life Insurance Company, with the remaining directors to be named at a later date. The Company has filed to change its name and will, upon the effectiveness of such filing, operate as RevCare, Inc ("RevCare"). The Company also announces the signing of a definitive agreement with a group of companies which will result in (i) the acquisition of all of the outstanding stock of Orange County Professional Services, Inc. and its affiliated companies ("CPS"), and (ii) the acquisition of the net assets of Insource Medical Solutions, Inc., RBA, Inc, and Hospital Employee Labor Pool ("HELP"), subject to the completion of due diligence.

"We believe that the combination of these companies provides the Company with the knowledge, experience and capacity to offer a comprehensive suite of services required by healthcare providers to productively and efficiently manage their revenue cycle. We plan to immediately focus on expanding the application of technology to our service processes," said Manny Occiano, who takes over as President and Chief Executive Officer of the Company.

"The Company's ability to attract such high-caliber investors reinforces our plan of creating a dominant accounts receivable management firm in the western region," said John Hindman, outgoing Chief Executive Officer and Director. "We believe the acquisitions will create a distinct competitive advantage as well as a dominant position in several important segments of the accounts receivable management industry."

FBR Financial Fund II, L.P. is a private equity fund whose primary investment objective is to provide strategic, medium-term private equity capital to growing financial services companies. Fund II's institutional investors include major banks, insurance companies and financial services firms. Fund II currently has 10 portfolio companies in stages ranging from venture capital to buyout. Current areas of investment interest include finance technology, outsourcing and business services related to the financial services industry. The fund is an independently operated affiliate of Friedman, Billings, Ramsey Group, (NYSE:FBR) an institutional brokerage, research and investment banking firm.

The combined group of companies provides various revenue cycle management services to healthcare providers which include, among other things, billing, collections, reimbursement consulting and auditing, and outsourcing. These services are provided through facilities located in Southern California, Las Vegas, and Hawaii. "I am excited to have our group join RevCare to create a company that will have the financial resources, professionalism, and capability to meet the growing demand for a full service receivable management provider in the healthcare industry. This combination of companies will provide a solid foundation on which to build the dominant service provider in the western region of the United States," said Russ Mohrmann, who remains President of CPS and will direct the healthcare services division of RevCare.

Cypress Financial Services, Inc., headquartered in Cypress, California for the past 22 years, provides accounts receivable management services to various healthcare providers, banks, and credit card issuers, as well as commercial and retail firms.

Statements made in this press release, other than historical financial results, are forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements express the current beliefs and expectations of management regarding future results and performance, but are subject to a number of known and unknown risks that could cause actual results to differ materially from those projected or implied in forward-looking statements.